FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “First Amendment”), dated as of August 14, 2014, is by and among MESQUITE GAMING, LLC, a Nevada limited liability company (the “Borrower”), and MICHAEL J. GAUGHAN FAMILY, LLC, a Nevada limited liability company (“MJG LLC”), JOHN F. GAUGHAN FAMILY LLC, a Nevada limited liability company (“JFG LLC”), MICHAEL J. GAUGHAN, Trustee of the Marital Trust as created under the Gaughan 1993 Trust dated December 28, 1993 (“MT”), FRANKLIN TOTI, Trustee of the Frank Toti Trust dated May 6, 2008 (“TOTI”), and NGA BLOCKER, LLC, a Nevada limited liability company (“NGA”),(MJG LLC, JFG LLC, MT, TOTI, and NGA, each, a “LENDER” and collectively, the “LENDERS”), and Wilmington Trust, National Association, as administrative agent and collateral agent for the Lenders (“LOAN AGENT”), and is entered into with reference to the following facts:

A.Borrower, Lenders and the Loan Agent entered into that certain Second Lien Credit Agreement dated as of August 22, 2013 (the “Second Lien Credit Agreement”), and certain other Second Lien Loan Documents (as such term is defined in the Second Lien Credit Agreement).

B.Capitalized terms used but not defined herein shall have the meanings given to such terms in the Second Lien Credit Agreement.

C.Borrower and First Lien Lender are parties to that certain First Lien Credit Agreement dated as of August 22, 2013 (the “First Lien Credit Agreement”).

D.Lenders, Loan Agent, and First Lien Lender are parties to that certain Subordination Agreement dated as of August 22, 2013 (the “First Lien Subordination Agreement”).

E.Borrower and First Lien Lender entered into that certain Forbearance Agreement of even date herewith (the “Forbearance Agreement”) with respect to certain Identified Potential Defaults (as defined in the Forbearance Agreement).

F.The Identified Potential Defaults are or may become potential Defaults under the Second Lien Credit Agreement absent the amendments to the Second Lien Credit Agreement contained herein.

G.Borrower, Lenders and Loan Agent desire to enter into this First Amendment upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Loan Agent agree as follows:

1.	AMENDMENTS. The Second Lien Credit Agreement is hereby amended as follows:

(i)	Section 1.1 is hereby amended by including the following definition:

“Bancontrol Account” shall mean a bancontrol account established by Borrower in Borrower’s name at Nevada State Bank to hold funds, which account shall be a “Deposit Account” as defined in the First Lien Security Agreement and in which the First Lien Lender has a first priority security interest. It is anticipated that Borrower will make two (2) deposits into the Bancontrol Account, one in the amount of $500,000 (the “$500,000 Bancontrol Payment”) and one in the amount of $300,000 (the “$300,000 Bancontrol Payment”).

(ii)	Section 2.3(a) is deleted, and the following substituted therefor:

(a)	Subject to paragraph (b) below, the Term Loan shall bear interest from the Closing Date to January 1, 2015 at the rate of 7% per annum, and thereafter, at the rate of 8% per annum.

(iii)	Section 2.3(b) is deleted, and the following substituted therefor:

(b)
Upon the occurrence of any Event of Default following January 1, 2015, the Term Loan shall, at the option of the Lenders, bear interest until paid in full at a rate per annum equal to the sum of the interest rate otherwise applicable thereto plus 3.0%.

(iv)	Section 6.17 is deleted, and the following substituted therefor:

Fixed Charge Coverage Ratio. Subject to the following provisions of this Section 6.17, commencing with the fiscal quarter ending December 31, 2013, the Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 as of the last day of any fiscal quarter for the 12 consecutive calendar months ending on such date. Notwithstanding the foregoing, Borrower, in lieu and in place of that 1.00 to 1.00 ratio, will not permit the Fixed Charge Coverage Ratio for the 12 consecutive fiscal months ending on the date of determination to be less than (i) 0.60 to 1.00 as of the last day of the fiscal quarter ending June 30, 2014; (ii) 0.80 to 1.00 as of the last day of the fiscal quarter ending September 30, 2014; and (iii) 1.00 to 1.00 as of the last day of the fiscal quarter ending December 31, 2014; provided, however, that for purposes of computing the Fixed Charge Coverage Ratio as of the last day of each of those three (3) fiscal quarters, the $500,000 Bancontrol Payment, if deposited into the Bancontrol Account on or before August 14, 2014, shall be credited against and reduce Fixed Charges (as that term is used and defined in the definition of “Fixed Charge Coverage Ratio” in the Agreement) for each of the 12 consecutive fiscal month periods ending on the last day of each such quarter; further provided, that if the $300,000 Bancontrol Payment is deposited in the Bancontrol Account prior to January 1, 2015, then for purposes of computing the Fixed Charge Coverage Ratio as of the last day of the fiscal quarter in which the $300,000 Bancorp Payment is deposited and in any subsequent fiscal quarter ending in 2014 (if any), the $300,000 Bancontrol Payment shall be credited against and reduce Fixed Charges for each of the 12 consecutive fiscal month periods ending on the last day of each such quarter; further provided that if, taking into consideration the foregoing provisos, the Fixed Charge Coverage Ratio for a quarter is less than that required hereby, the holders of the Borrower’s Equity Interests shall have the right and option to cure such failure in the time and manner set forth in Section 7.1(c) of the Agreement, and in the event of such cure, no Event of Default shall have occurred with respect to the Fixed Charge Coverage Ratio covenant in the Agreement.

(v)	The following sentence is hereby added to the end of Section 6.19:

All funds on deposit in the Bancontrol Account at the end of 2014 shall be deemed to be a part of Borrower’s “unrestricted cash” for the sole purpose of computing Borrower’s compliance with its liquidity covenant for the fiscal year ending December 31, 2014.

2.
RESTRICTIONS ON INTEREST PAYMENTS. Borrower, Lenders and Loan Agent acknowledge that the Forbearance Agreement (to which Lenders and Loan Agent have consented) restricts the payment by Borrower and receipt by Lenders and Loan Agent of certain interest payments upon the occurrence of an Additional Event of Default (as defined in the Forbearance Agreement). During any period where monthly interest payments to Lenders are restricted or prohibited by the Forbearance Agreement, such interest shall accrue, and shall be due and payable when such restriction or prohibition is no longer in effect.

3.	SECOND LIEN CREDIT AGREEMENT EFFECTIVENESS. All provisions of the Second Lien Credit Agreement not modified by this First Amendment remain in full force and effect.

4.	LOAN DOCUMENT. This First Amendment is a Loan Document, as such term is defined in the Second Lien Credit Agreement.

5.
NOTICES. Any notice or other communication to any party in connection with this First Amendment shall be in writing and shall be sent as required by the Second Lien Credit Agreement. Each notice or other communication should be addressed as provided in the Second Lien Credit Agreement.

6.
MISCELLANEOUS. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notice of acceptance hereof by Lenders and Loan Agent is hereby waived by Borrower. Time is of the essence of this First Amendment. This First Amendment, the Second Lien Credit Agreement and the Loan Documents express the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, whether oral or written, express, or implied.

7.
INSTRUCTIONS TO LOAN AGENT; COUNTERPARTS; FACSIMILE AND ELECTRONIC SIGNATURES. By executing this Agreement, Lenders hereby authorize, request and direct Loan Agent to execute this First Amendment and the Consent of the Subordinated Creditor appended to the Forbearance Agreement. This First Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic mail shall be deemed originals for all purposes hereof.

8.
SEVERABILITY. The provisions of this First Amendment shall be severable and the illegality, unenforceability or invalidity of any provision of this First Amendment shall not effect or impair the remaining provisions hereof, and each provision of this First Amendment shall be construed to be valid and enforceable to the fullest extent permitted by law.

9.
SECTION TITLES. The section titles contained in this First Amendment are for convenience of reference only and are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement among the parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

BORROWER:

MESQUITE GAMING, LLC

By: /s/ Anthony Toti
ANTHONY TOTI, Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

Signature Page to First Amendment To Second Lien Credit Agreement

LOAN AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lender

By:	/s/ Erin Tkachenko
ERIN TKACHENKO, Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

Signature Page to First Amendment To Second Lien Credit Agreement

LENDERS:
MICHAEL J. GAUGHAN FAMILY, LLC, as a Lender

By:	/s/ Michael J. Gaughan
MICHAEL J. GAUGHAN, Class A Member

JOHN F. GAUGHAN FAMILY LLC, as a Lender

By:	/s/ Michael J. Gaughan
MICHAEL J. GAUGHAN, Class A Member

MICHAEL J. GAUGHAN, Trustee of the Marital Trust as created under the Gaughan 1993 Trust dated December 28, 1993, as a Lender

By:	/s/ Michael J. Gaughan
MICHAEL J. GAUGHAN, Trustee

FRANKLIN TOTI, Trustee of the Frank Toti Trust dated May 6, 2008, as a Lender

By:	/s/ Franklin Toti
FRANKLIN TOTI, Trustee

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to First Amendment To Second Lien Credit Agreement

NGA Blocker, LLC,
as a Lender

By: /s/ Timothy T. Janszen
TIMOTHY T. JANSZEN, Operating Manager

By: /s/ Roger A. May
ROGER A. MAY, Manager

Signature Page to First Amendment To Second Lien Credit Agreement

Signature Page to First Amendment To Second Lien Credit Agreement

Signature Page to First Amendment To Second Lien Credit Agreement